   As filed with the Securities and Exchange Commission on September 14, 1999.

                                                      Registration No. 333-26883
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                           FIRST FEDERAL CAPITAL CORP.
             (Exact name of Registrant as Specified in its Charter)

        WISCONSIN                                       6711                                       39-1651288
       -------------                                   --------                                   ------------
(State or other jurisdiction of                    (Primary Standard                             (I.R.S. Employer
incorporation or organization)          Industrial Classification Code Number)                  Identification No.)


                                605 STATE STREET
                           LA CROSSE, WISCONSIN 54601
                                 (608) 784-8000
                         -------------------------------

  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)


                           FIRST FEDERAL SAVINGS BANK
                         401(K) SAVINGS INVESTMENT PLAN
                        ---------------------------------
                            (Full title of the plan)

                           THOMAS W. SCHINI, PRESIDENT
                           FIRST FEDERAL CAPITAL CORP.
                                605 STATE STREET
                           LA CROSSE, WISCONSIN 54601
                                 (608) 784-8000
 ------------------------------------------------------------------------------
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)


                                   Copies to:

                              TERESA M. LEVY, ESQ.
                          MICHAEL BEST & FRIEDRICH LLP
                            100 EAST WISCONSIN AVENUE
                                   SUITE 3300
                           MILWAUKEE, WISCONSIN 53202

If any of the securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

================================================================================



          TITLE OF                                      PROPOSED             PROPOSED
         SECURITIES                                      MAXIMUM              MAXIMUM               AMOUNT OF
            TO BE             AMOUNT TO BE           OFFERING PRICE          AGGREGATE            REGISTRATION
         REGISTERED         REGISTERED(1)(2)          PER SHARE(3)          OFFERING(3)                FEE
--------------------------------------------------------------------------------------------------------------
        Common Stock
       $0.10 par value            300,000               $   15.91           $ 4,733,000            $  1,408.04
          per share


         (1) Represents 300,000 shares reserved for issuance under the First Federal Savings Bank Savings Investment Plan ("Savings Investment Plan").

         (2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Savings Investment Plan (including any interests in the Savings Investment Plan trust) described herein.

         (3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The proposed maximum offering price per share is based upon the average of the high and low prices for the shares of Common Stock as reported on the NASDAQ National Market System on September 10, 1999.



         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act, and 17 C.F.R. ss. 230.462.



                            Total Number of Pages: 10
                            Exhibit Index on Page: 10

         PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The information required by Part I will be included in documents sent or given to participants in First Federal Savings Bank Savings Investment Plan (the "Savings Investment Plan"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.


         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                           The following documents filed by First Federal Capital Corp. (the "Company" or "Registrant") with the Commission are incorporated herein by reference and made a part hereof:

                  (a) The Company's latest Annual Report on Form 10-K for the year ended December 31, 1998, which includes the consolidated financial statements of the Company as of December 31, 1998, 1997 and 1996, the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 1998, and the consolidated statements of financial condition at December 31, 1998 and 1997, together with the related notes and Report of Independent Auditors of the Company (dated March 17, 1999).

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year for which financial statements were included in the report referred to in (a) above.

                  (c) The description of the Company's Common Stock and the Company's Series A Junior Participating Preferred Stock and Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form S-4 (File No. 33-98298) which was declared effective by the Commission on October 18, 1995.

                           All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


                  ITEM 4.  DESCRIPTION OF SECURITIES.

                           Not Applicable.


                  ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                           Not Applicable.

                  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Company is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Company. In all other cases, the Company is required by Section 180.0851(2) to indemnify a director or officer of the Company, unless it is determined that he or she breached or failed to perform a duty owned to the Company and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Company's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

                  Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required to be permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.


                  Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

                  Under Article VI of the Company's Bylaws, directors and officers are indemnified against liability, in both derivative and nonderivative suits, which they may incur in their capacities as such, subject to certain determinations by the Board of Directors, independent legal counsel or the shareholders that the applicable standards of conduct have been met. The scope of such indemnification is substantially the same as permitted and described in
Section 180.0850 to 180.0858 of the WBCL.

                  Section 180.0833 of the WBCL provides that with certain exceptions, directors of the Company against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

                  The directors and officers of the Company are included in the directors' and officers' liability insurance policy applicable to First Federal Savings Bank LaCrosse-Madison, the Company's wholly-owned federally-chartered stock savings bank subsidiary ("First Federal Savings Bank"). The Company has not obtained substitute or additional directors' and officers' liability coverage for liability which may be incurred in their capacity as such. First Federal Savings Bank's insurance policy provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse directors and officers of First Federal Savings Bank for a "loss" (as defined in the policy) sustained by a director or officer resulting from any claim made against them for a "wrongful act" (as defined in the policy). The policy also provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse First Federal Savings Bank for a loss for which First Federal Savings Bank has lawfully indemnified (or is required or permitted by law to indemnify) a director or officer resulting from any such claim. Subject to certain exclusions set forth in the policy, "wrongful act" is defined to mean any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers in the discharge of their duties solely in their capacities as such directors or officers.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

         ITEM 8.  EXHIBITS.

                  The Exhibits to this Registration Statement are listed in the
Exhibit Index on page 9 of this Registration Statement, which Exhibit Index is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's or the 401(k) Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The Registrant undertakes to deliver or cause to be delivered with the prospectus, if not already delivered, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished to and meeting the requirements of Rule 14a-3 or 14c-3 under the Exchange Act, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written or oral request of the employee, and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, FIRST FEDERAL CAPITAL CORP. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LA CROSSE, STATE OF WISCONSIN ON SEPTEMBER 10, 1999.


                                                     FIRST FEDERAL CAPITAL CORP.



                                                 By: /s/ Thomas W. Schini
                                                     ---------------------------
                                                     Thomas W. Schini,President
                                                     and Chief Executive Officer






                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Schini and Jack C. Rusch, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.



         SIGNATURE                  TITLE                                       DATE
         ---------                  -----                                       ----

/s/ Thomas W. Schini                President, Chairman of the Board,
------------------------            Chief Executive Officer and Director)
Thomas W. Schini


/s/ Jack C. Rusch                   Chief Financial Officer
------------------------            (Principal Financial Officer)
Jack C. Rusch


/s/ Michael W. Dosland              Controller (Principal Accounting
-------------------------           Officer)
Michael W. Dosland


/s/ Dale A. Nordeen                 Vice Chairman of the Board and
-------------------------           Director
Dale A. Nordeen


/s/ Henry C. Funk                   Director
-------------------------
Henry C. Funk


/s/ John F. Leinfelder              Director                                    September 10, 1999
-------------------------
John F. Leinfelder


/s/ Richard T. Lommen               Director
-------------------------
Richard T. Lommen


/s/ Phillip J. Quillin              Director
-------------------------
Phillip J. Quillin


/s/ Don P. Rundle                   Director
-------------------------
Don P. Rundle


/s/ Patick J. Luby                  Director
-------------------------
Patrick J. Luby


/s/ David C. Mebane                 Director
-------------------------
David C. Mebane


/s/ Marjorie A. Davenport           Director
-------------------------
Marjorie A. Davenport


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED THE TRUSTEES (OR OTHER PERSONS WHO ADMINISTER THE EMPLOYEE BENEFIT PLAN) HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LACROSSE AND THE STATE OF WISCONSIN, ON THE 10TH DAY OF SEPTEMBER, 1999.




                                                     FIRST FEDERAL SAVINGS BANK
                                                        SAVINGS INVESTMENT PLAN:



                                                By: /s/ Milne J. Duncan
                                                    ----------------------------
                                                    Milne J. Duncan
                                                    Administrator of the Savings
                                                    Investment Plan

                                  EXHIBIT INDEX

                                                                                               PAGE NUMBER IN
REGULATION S-K                                                                                 SEQUENTIALLY
 EXHIBIT NO.               DESCRIPTION OF DOCUMENT                                             NUMBERED COPY
-------------              -----------------------                                             -------------
Exhibit 4                  First Federal Savings Bank Savings Investment
                           Plan, as amended.......................................................


Exhibit 5                  Opinion of Michael Best & Friedrich LLP................................


Exhibit 23.1               Consent of Ernst & Young LLP...........................................


Exhibit 23.2               Consent of Michael Best & Friedrich LLP (included in Exhibit 5)


Exhibit 99                 Internal Revenue Service Determination Letter..........................


---------------